May 18, 2009

FOR IMMEDIATE RELEASE

CONTACT:
Thomas J. Noe, Treasurer
Peoples Community Bancorp, Inc.
(513) 870-3530
Electronic Mail: tnoe@pcbionline.com

PEOPLES COMMUNITY BANCORP, INC. ANNOUNCES ENTRY INTO PURCHASE AND ASSUMPTION AGREEMENT WITH FIRST FINANCIAL BANK, N.A. WITH RESPECT TO ITS WHOLLY-OWNED BANK SUBSIDIARY, PEOPLES COMMUNITY BANK

(CINCINNATI, OHIO) – May 18, 2009: Peoples Community Bancorp, Inc. (the “Company”) (NASDAQ: PCBI) a Maryland corporation doing business primarily through its wholly-owned banking subsidiary, Peoples Community Bank (the “Bank”), announced today that the Company and the Bank had entered into a Purchase and Assumption Agreement (the “Agreement”) with First Financial Bank, N.A. (the “Buyer”) a wholly-owned subsidiary of First Financial Bancorp (NASDAQ: FFBC). The Agreement provides for the purchase of certain of the Bank’s assets, which includes 17 of the Bank’s branch offices located in southwestern Ohio and southeastern Indiana, approximately $260 million of certain business and consumer loans and other assets, as well as the assumption of approximately $310 million of the Bank’s deposits and certain other liabilities by the Buyer. The total purchase price of the transaction is expected to be approximately $12 million, which is a deposit premium of approximately 4%.

Jerry D. Williams, President and Chief Executive Officer, stated that “we believe that this transaction will generate the necessary capital to return the Bank to a well capitalized status. It is our intention to return to our banking roots in Lebanon, Ohio and the additional capital will allow us to focus both on offering traditional banking products from our two offices in Lebanon and reducing our levels of criticized and classified assets.  We will maintain approximately $325 million in assets after the transaction to support our ongoing operations.”

Following completion of the proposed transaction, the Bank will continue to conduct banking operations from our two branches in Lebanon, Ohio and will retain approximately $325 million in assets, including certain loans, investment securities and real estate assets as well as certain liabilities.

The transaction contemplated by the Agreement is expected to close during the third quarter of 2009, subject to the receipt of all necessary regulatory approvals and the satisfaction of certain other closing conditions as set forth in the Agreement.

As previously disclosed, at March 31, 2009, the Bank was considered critically undercapitalized under the regulatory framework for prompt corrective action. Following completion of the proposed transaction, the Bank expects to return to a well capitalized status in accordance with the capital restoration plan filed by the Bank with the Office of Thrift Supervision on April 30, 2009.

The Company and the Bank were represented on the proposed transaction by the investment banking firm of Keefe, Bruyette & Woods, Inc. and by the law firm of Patton Boggs LLP.

About Peoples

Peoples Community Bancorp, Inc., headquartered in West Chester, Ohio, is the holding company for Peoples Community Bank, a federally chartered savings bank with 19 full service offices in Butler, Warren and Hamilton counties in southwestern Ohio and Dearborn and Ohio counties in southeastern Indiana. The Bank is an independent community bank, which offers a wide variety of financial services and products to customers throughout the Greater Cincinnati metropolitan area and adjoining markets.

Regulatory Filings

The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.pcbionline.com and on the EDGAR section of the SEC’s website at www.sec.gov.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2009 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the SEC from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.